EXHIBIT 10.4

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                              EMPLOYMENT AGREEMENT

         This is an Employment Agreement dated as of October 1, 1999, between HARRODSBURG FIRST FINANCIAL BANCORP, INC., a Delaware corporation ("Parent") and ARTHUR L. FREEMAN ("Executive"), and joined in by FIRST FEDERAL SAVINGS BANK OF HARRODSBURG ("Bank"), Parent's wholly owned subsidiary.

                                     RECITAL

         WHEREAS, Parent wishes to employ Executive as Chairman and Chief Executive Officer of Parent and the Bank, and Executive is willing to accept such employment, upon the terms and conditions contained in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the covenants contained herein, the parties agree as follows:

         1. Employment. Parent agrees to employ Executive as Chairman and Chief Executive Officer of Parent and the Bank, and Executive hereby agrees to accept such employment with Parent and the Bank, for the period provided in Section 6, all upon the terms and conditions of this Agreement.

         2. Duties and Responsibilities. Executive shall perform the duties customary for the position of Chairman and Chief Executive Officer and such other duties as the Board of Directors of Parent (the "Parent Board") or of the Bank (the "Bank Board") may from time to time assign to him. Executive agrees to use his best efforts for the benefit of Parent and the Bank, and throughout the term of this Agreement shall devote his entire time, attention, and energies to their business. Executive shall not engage in other business activities without Parent's prior consent, whether or not such business activity is pursued for profit, gain or other pecuniary advantage. Executive may invest his assets in such form or manner as will not require any services on his part in the operation of the affairs of the enterprises in which the investments are made.

         3. Base Compensation. The Bank agrees to pay Executive during the term of this Agreement a salary at the rate of $93,600 per year, payable in cash not less frequently than monthly, less any amounts withheld at the direction of Executive or as otherwise required by law; provided, that the rate of such salary shall be reviewed by the Bank Board not less often than annually, and Executive shall be entitled to receive annually an increase at such percentage or in such an amount as the Bank Board in its sole discretion may decide at such time.

         4. Discretionary Bonus. Executive shall be entitled to participate in any discretionary bonus that may be authorized by the Bank Board from time to time for its senior management employees.

         5. Incentive Compensation, Participation in Employee Benefit Plans and Other Benefits.



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                  (a) Parent and the Bank agree to grant  Executive  the initial incentive compensation benefits set forth in Appendix A to this Agreement. Executive shall also be eligible to participate in any stock or other incentive compensation programs that the Parent Board or the Bank Board adopt from time to time for senior management employees of Parent or Bank.

                  (b) Executive shall be entitled to participate in all pension, profit-sharing retirement, medical coverage or other employee benefit plans and programs provided by Parent or Bank for which Executive is eligible in accordance with the terms of such plans and programs. Parent and Bank expressly reserve the right to alter, modify, amend or terminate any or all such benefit plans and programs at any time and for any reason at their sole discretion.

                  (c) Bank shall provide Executive a reasonable expense account and such fringe benefits that the Parent Board or the Bank Board provides for senior management employees of Parent or the Bank. The Bank shall reimburse Executive for all reasonable out-of-pocket expenses that Executive incurs in connection with his service for the Bank, subject to Executive's compliance with the Bank's expense and reimbursement policies.

                  (d) The Bank will provide Executive with an automobile, either leased or purchased, at no expense to Executive, and pay for all maintenance and insurance thereon, for use in connection with Executive's performance of his duties. Executive will account for any personal use of the automobile in the manner prescribed by the Bank from time to time, and acknowledges that the value of that personal use will be reflected as taxable income on his W-2 form from the Bank.

         6. Term. The term of employment of Executive under this Agreement shall be for the period commencing on October 1, 1999 (the "Effective Date") and ending September 30, 2002; provided, however, that such term shall be automatically extended for additional successive 12-month periods thereafter, if neither party gives written notice to the other at least 30 days before expiration of the original 12-month period or any renewal period thereafter of that party's desire to terminate this Agreement.

         7. Vacations and Sick Leave. At such reasonable times as the Bank Board shall in its discretion permit, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, with all such voluntary absences to count as vacation times; provided that:

                  (a) Executive shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Bank Board for senior management employees of the Bank.

                  (b) Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take vacation leave and Executive shall not be entitled to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Bank Board for senior management employees of the Bank.

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                  (c) In addition to the  aforesaid  paid  vacations,  Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Bank Board may authorize. Further, the Executive shall be entitled to such leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Bank Board in its discretion may determine.

                  (d) In addition, Executive shall be entitled to an annual sick leave benefit as established by the Bank Board for senior management employees of the Bank. If Executive does not use any sick leave benefit during the applicable year, such leave shall accrue to subsequent years only to the extent authorized by the Bank Board for employees of the Bank.

         8.       Loyalty; Confidentiality and Noncompetition

                  (a) Employment Relationship and Acknowledgments. Executive acknowledges that:

                           (i)   Executive's employment by Parent  and  the Bank
creates a relationship of confidence and trust between Executive and Parent and the Bank;

                           (ii)  Parent   and   the  Bank  have  a   proprietary
interest in documents and information applicable to its business or to the business of its clients and customers which may be made known to Executive during the period of Executive's employment;

                  (b)      Confidentiality.

                           (i)   Restricted Disclosure and Use.  Notwithstanding
any other provision of this Agreement, unless Executive shall first secure Parent and the Bank's written consent, and except for authorized use in performance of Executive's duties on behalf of and for the benefit of Parent and the Bank, Executive shall not disclose to any others, or use, at any time, in any way, or anywhere, either during or subsequent to employment with Parent and the Bank, any trade secret or other confidential information (of either technical or non-technical nature) of Parent and the Bank.

                           (ii)  Return  of  Materials  Upon  Termination.  Upon
termination of Executive's employment, Executive shall promptly deliver to Parent and the Bank all confidential material relating in any way to Parent and the Bank's business and which are in the possession of or under the control of Executive, whether made, written or obtained by Executive or others. Executive shall retain no copies of such materials, either for Executive's own use or otherwise.

                  (c)      Noncompetition and Non-Solicitation

                           (i)   General.    Executive,  during   and  following
termination of employment with Parent and the Bank, shall not directly or indirectly, individually, in partnership or through a corporation, as proprietor, manager, executive, major stockholder or consultant, compete with Parent

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and the Bank or assist others to so compete.  Except as otherwise stated herein, this covenant-not-to-compete shall be limited to: (1) a period of two years following such termination; (2) any business in which Parent or the Bank are actually engaged or intend to engage within said two year period; and (3) those geographical areas where Parent and the Bank, at the time of said termination, are actually doing business or intend to do business within said two year period.

                           (ii)     Non-Solicitation  of  Customers.   Executive
further agrees that during his employment and for a period of two years following the date of any termination of his employment, he will not, by influencing or attempting to influence previously existing customers, or otherwise, either directly or indirectly, divert or attempt to divert from Parent and the Bank, any business Parent and the Bank had enjoyed or solicited anywhere during the past two years, or in connection with which Executive worked during the last two years of his employment.

                           (iii)    Non-Solicitation  of  Management  Employees.
Executive agrees that following any termination of his employment with Parent and the Bank, he shall not, directly or indirectly, approach or solicit any management employee of Parent and the Bank with a view to hiring such employee for any other entity or persuading such employee to leave the employment of Parent and the Bank.

                  (d) Survival. The provisions of this Section 8 shall survive any termination of this Agreement.

         9. Termination and Termination Pay.

         Executive's employment under this Agreement shall be terminated upon any of the following occurrences:

                  (a) The death of Executive during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due Executive through the last day of the calendar month in which Executive's death shall have occurred.

                  (b) The Bank Board may terminate Executive's employment at any time, but any termination by the Bank Board other than termination for Just Cause, shall not prejudice Executive's right to compensation or other benefits under the Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

                  (c) Except as provided pursuant to Section 13 herein, in the event Executive's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated to continue to pay Executive the salary provided pursuant to Section 2 herein, up to the date of termination of the term (including any renewal term) of this Agreement and the cost of Executive obtaining all health, life, disability, and other benefits which Executive would

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be eligible to  participate  in through such date based upon the benefit  levels substantially equal to those being provided Executive at the date of termination of employment.

                  (d) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(l) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but the vested rights of the parties shall not be affected.

                  (e) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                  (f) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (g) The voluntary termination by Executive during the term of this Agreement with the delivery of no less than 60 days written notice to the Bank Board, other than pursuant to Section 12(b), in which case Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

                  (h) Notwithstanding anything herein to the contrary, any payments made to Executive pursuant to the Agreement, or otherwise, shall be subject to and conditional upon compliance with 12 USC ss.1828(K) and any regualtion promulgated thereunder.

         10. Suspension of Employment. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall, (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

        11. Disability. If Executive shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined in the sole judgment of a doctor engaged by the Bank Board, Executive shall nevertheless continue to receive the compensation and benefits provided under the terms of this

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Agreement as follows:  100% of such  compensation and benefits for the period of
12 months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to Executive during such period under the provisions of disability insurance coverage in effect for Bank employees. Thereafter, Executive shall be eligible to receive benefits provided by the Bank under the provisions of disability insurance coverage in effect for Bank employees. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. If Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 3 of this Agreement) shall be determined in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         12. Change in Control

                  (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment under this Agreement during the term of this Agreement following any change in control of the Bank or Parent, absent Just Cause, Executive shall be paid an amount equal to the product of 2.99 times Executive's "base amount" as defined in Section 280G(b) (3) of the Internal Revenue Code of 1986, as amended (the "Code") and any proposed or final regulations thereunder, less the value of any benefits provided or rights accelerated by the change in control, as determined pursuant to Section 280G of the Code and any proposed or final regulations thereunder. Said sum shall be paid, at the option of Executive, either in one (1) lump sum within thirty (30) days after such termination (discounted to present value using the "prime rate" published in The Wall Street Journal as of the date of such payment), or in periodic payments over the next 36 months or the remaining term of this Agreement whichever is less, as if Executive's employment had not been terminated, and such payments shall be in lieu of any other future payments which Executive would be otherwise entitled to receive under Section 10 of this Agreement. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments or benefits to be made to or provided by Executive by Parent or the Bank shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "control" shall refer to the ownership, holding or power to vote more than 25% of Parent's or the Bank's voting stock, the control of the election of a majority of Parent's or the Bank's directors, or the exercise of a controlling influence over the management or policies of Parent or the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual other than Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                 (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntary terminate his employment during the term of this Agreement following a change in control of the Bank or Parent, and Executive shall thereupon be entitled to receive the payment described in
Section 12 (a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by

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Executive in writing:  (i) a requirement  that  Executive  perform his principal executive functions more than thirty-five (35) miles from Executive's primary office as of the signing of this Agreement; (ii) in the organizational structure of the Bank or Parent, Executive being required to report to a person or persons other than the Bank Board or the Parent Board; (iii) the failure by the Bank or Parent to maintain Executive's base compensation in effect at the date of the change in control and the benefits substantially comparable (in the aggregate) to the employee benefits plans, including material fringe benefit, stock option and retirement plans existing at the date of the change in control; (iv) Executive being assigned significant duties and responsibilities inconsistent with Executive's position, duties, responsibilities or status at the date of the change in control; (v) the failure to elect or reelect Executive to the Parent Board or the Bank Board; or (vi) a material reduction or dimunition of Executive's responsibilities or authority existing at the date of the change in control.

         13. Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

                  (b) Since Parent and the Bank are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or (delegating his rights or duties hereunder without first obtaining the written consent of Parent and the Bank.

         14. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties.

         15. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Kentucky, except to the extent that Federal law shall be deemed to apply.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Enforcement. Executive acknowledges that the restrictions contained in Section 8, in view of the nature of the business in which Parent and the Bank are engaged, are reasonable and necessary in order to protect the legitimate business interests of Parent and the Bank and that any violation of Section 8 would result in irreparable injury to Parent and the Bank. In the event of a breach or a threatened breach by Executive of the Section 8 of this Agreement, Parent and the Bank shall be entitled to an injunction restraining Executive from the commission of such breach, and to recover their attorneys' fees, costs and expenses related to the breach or threatened breach. Nothing herein contained shall be construed as prohibiting Parent and the Bank from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of money damages. These covenants and disclosures shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Executive against

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Parent and the Bank,  whether  predicated on this Agreement or otherwise,  shall not constitute a defense to the enforcement by Parent and the Bank of such covenants and agreements. If any provision of this Agreement, including Section 8, is invalid in part or in whole, it will be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, will be enforceable. The parties will execute all documents necessary to evidence such amendment.

         18. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Parent or the Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of Parent, the Bank or Executive, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. Parent or the Bank shall reimburse Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of Executive; provided that if such finding is not in favor of Executive then such Executive shall reimburse Parent or the Bank for the initial filing fee paid by either of them to the AAA. Further, the settlement of the dispute by the parties to be approved by the Bank Board or the Parent Board may include a provision for the reimbursement by the Bank or Parent to Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions.
Additionally,   the  Bank  Board  or  the  Parent  Board  may   authorize   such
reimbursement of such costs and expenses by separate action upon a written action and determination of such Board following a final disposition of the matter. Such reimbursement shall be paid within ten (10) days of Executive furnishing to the Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Executive.

         19. Entire Agreement This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

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